Exhibit 99.1

East West Bancorp, Inc.
135 N. Los Robles Ave., 7th Fl.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

FOR INVESTOR INQUIRIES, CONTACT:
Irene Oh	Julianna Balicka
Chief Financial Officer	Director of Strategy and Corporate Development
T: (626) 768-6360	T: (626) 768-6985
E: irene.oh@eastwestbank.com	E: julianna.balicka@eastwestbank.com

EAST WEST BANCORP REPORTS NET INCOME FOR 2020
OF $568 MILLION AND DILUTED EARNINGS PER SHARE OF $3.97,
INCREASES DIVIDEND BY 20%

Pasadena, California — January 28, 2021 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, today reported its financial results for the full year and fourth quarter of 2020. For the full year 2020, net income was $567.8 million, or $3.97 per diluted share. For the fourth quarter of 2020, net income was $164.1 million, or $1.15 per diluted share.

“Thanks to the tireless commitment of all our associates, East West successfully navigated the challenges posed by the COVID-19 pandemic in 2020, delivering solid financial performance. For the full year 2020, we earned a return on average assets of 1.16% and return on average equity of 11.2%,” stated Dominic Ng, Chairman and Chief Executive Officer of East West. “We ended 2020 on a strong note and are raising our common stock dividend by 20%.”

“As of December 31, 2020, our total loans reached a record $38.4 billion, growing by 10% annualized from September 30, 2020, and our total deposits reached a record $44.9 billion, growing by 30% annualized during the same period,” continued Ng. “Quarter-over-quarter, our revenue grew by 10%, reflecting loan growth and higher fee income. Expenses were well-managed and our operating efficiency improved. Importantly, we saw across-the-board improvement in our asset quality metrics, in the form of declining deferral and delinquency rates, lower net charge-offs and decreasing nonperforming and criticized assets.”

“Throughout the past year, we have been inspired by our customers’ resiliency and adaptability. It has been our privilege to provide essential banking services and support the rebuilding of businesses and communities. We are optimistic about an improving macroeconomic outlook, the broader distribution of COVID-19 vaccines and expectations for increased government stimulus. We are looking forward to a strengthening economic recovery in the second half of the new year, and are confident that we will be able to continue our growth and generate strong returns for our shareholders in 2021,” concluded Ng.

BALANCE SHEET

•Record Assets — Total assets reached $52.2 billion as of December 31, 2020, growing by $1.8 billion, or 14% annualized, from $50.4 billion as of September 30, 2020. Year-over-year, total assets grew by 18%.

Fourth quarter 2020 average interest-earning assets of $49.7 billion grew by $2.3 billion, or 19% linked quarter annualized, driven by very strong deposit growth in the quarter. Deposit growth outpaced loan growth and as a result, average available-for-sale debt securities increased by $970.4 million in the fourth quarter, followed by an increase of $705.6 million in average interest-bearing cash and deposits with banks.

•Record Loans — Total loans reached $38.4 billion as of December 31, 2020, growing by $1.0 billion, or 10% annualized, from $37.4 billion as of September 30, 2020. Year-over-year, total loans grew by $3.6 billion or 10%. Excluding Paycheck Protection Program (“PPP”) loans, end-of-period loans grew by 6% year-over-year. PPP loans were $1.6 billion as of December 31, 2020, a decrease of $204.1 million from September 30, 2020 due to loan forgiveness by the SBA. As of January 27, 2021, the Company funded over 2,600 new PPP loans totaling over $380 million.

Fourth quarter 2020 average loans of $37.7 billion grew by $565.3 million, or 6% linked quarter annualized. Fourth quarter average loan growth was led by total residential mortgage, followed by commercial and industrial (“C&I”) loans, excluding PPP loans, and total commercial real estate (“CRE”) loans. The average balance of PPP loans in the fourth quarter was $1.7 billion. Excluding PPP loans, average loans grew by 7% annualized from the third quarter of 2020.

•Record Deposits — Total deposits reached $44.9 billion as of December 31, 2020, growing by $3.2 billion, or 30% annualized, from $41.7 billion as of September 30, 2020. Year-over-year, total deposits grew by $7.5 billion or 20%. Noninterest-bearing demand deposits reached a record $16.3 billion as of December 31, 2020. Throughout 2020, growth in noninterest-bearing deposit accounts outpaced total deposit growth. Noninterest-bearing demand deposits made up 36% of total deposits as of December 31, 2020, up from 30% as of December 31, 2019.

Fourth quarter 2020 average deposits of $44.4 billion grew by $3.2 billion, or 31% linked quarter annualized. Fourth quarter average deposit growth was led by noninterest-bearing demand deposits, which increased by $2.0 billion, or 56% linked quarter annualized, followed by growth in money market, interest-bearing checking and savings accounts.

•PPP Liquidity Facility (“PPPLF”) — In October 2020, the Company paid off in full its PPPLF, which was $1.4 billion as of September 30, 2020.

•Capital Levels – Capital levels for East West are strong. As of December 31, 2020, stockholders’ equity was $5.3 billion, or $37.22 per share. Tangible equity1 per common share was $33.85 as of December 31, 2020, an increase of 3% from $32.85 as of September 30, 2020, and an increase of 9% from $31.15 as of December 31, 2019. As of December 31, 2020, the tangible equity to tangible assets ratio1 was 9.3%, the common equity tier 1 (“CET1”) capital ratio was 12.7%, and the total risk-based capital ratio was 14.3%.

•Dividend Increase – First quarter 2021 common stock dividend was increased by 20%, or 5.5 cents per share. The new quarterly dividend is $0.33, up from $0.275 per share. The new annual dividend is $1.32 per share, compared with $1.10 per share previously.

[1] See reconciliation of GAAP to non-GAAP financial measures in Table 14.

OPERATING RESULTS

•Full Year Earnings – Full year 2020 net income was $567.8 million, or $3.97 per diluted share, a decrease of 16% from $674.0 million, or $4.61 per diluted share, for the full year 2019.

Full year 2020 adjusted net income2 was $565.2 million, or $3.95 per diluted share, a decrease of 20% from adjusted net income of $707.9 million, or $4.84 per diluted share, for the full year 2019. Non-GAAP adjustments exclude the impacts of the impairment, recoveries and income tax items related to DC Solar tax credit investments in 2020 and 2019, as applicable.

•Fourth Quarter Earnings – Fourth quarter 2020 net income was $164.1 million, or $1.15 per diluted share, an increase of 3% from $159.5 million, or $1.12 per diluted share, for the third quarter of 2020.

Fourth quarter 2020 adjusted net income2 was $161.5 million, or $1.13 per diluted share, a quarter-over-quarter increase of 1% from $159.5 million. Fourth quarter 2020 earnings were adjusted for items related to DC Solar tax credit investments, which added $2.6 million, or two cents per share to earnings. There were no adjustments to third quarter 2020 earnings..

Fourth Quarter 2020 Compared to Third Quarter 2020

Net Interest Income and Net Interest Margin
Net interest income (“NII”) totaled $346.6 million, an increase of 7% from $324.1 million. Net interest margin (“NIM”) of 2.77% increased by five basis points from 2.72%. The quarter-over-quarter changes in the NII and the NIM reflect an increase in PPP-related income, stability of core loan yields, a decrease in the cost of deposits, loan growth, and growth in available-for-sale debt securities.
•Adjusted NII3 totaled $332.7 million, an increase of 5% from $317.6 million. Adjusted NIM3 of 2.76% contracted by one basis point from 2.77%. Adjusted NII and adjusted NIM exclude PPP loan related income and PPPLF expense.
•Average loan yield of 3.68% expanded by eight basis points from 3.60%, reflecting a higher amount of deferred fee income accreted on PPP loans. Interest and fees earned on PPP loans contributed $14.2 million to interest income in the fourth quarter, an increase from $7.8 million in the third quarter. Third quarter PPP fee income was lower because of slower than anticipated forgiveness of PPP loans by the SBA.
•Excluding the impact of PPP loans, the adjusted average loan yield3 of 3.69% contracted by one basis point from 3.70%, reflecting the general stability of yields of the underlying loan portfolio.
•The average cost of interest-bearing deposits decreased by 10 basis points to 0.40%, down from 0.50%. The average cost of deposits decreased by eight basis points to 0.25%, down from 0.33%. The decrease in the cost of deposits reflects growth in low-cost deposit accounts and continued downward repricing of maturing time deposits.

Noninterest Income
Noninterest income totaled $69.8 million, a 28% increase from $54.5 million. The quarter-over-quarter increase was primarily driven by a favorable change in the credit valuation adjustment of interest rate contracts; an increase in customer-driven foreign exchange transactions, and an increase in net gains on sale of SBA loans.

[2] See reconciliation of GAAP to non-GAAP financial measures in Table 12.
[3] See reconciliation of GAAP to non-GAAP financial measures in Table 15.

Noninterest Expense
Noninterest expense totaled $178.7 million, an increase of 4% from $172.6 million.
•Fourth quarter noninterest expense consisted of $165.6 million of adjusted noninterest expense4, $12.3 million in amortization of tax credit and other investments, and $0.8 million in amortization of core deposit intangibles.
•Adjusted noninterest expense of $165.6 million increased by $11.1 million, or 7%, from $154.4 million in the third quarter. The quarter-over-quarter change was primarily driven by increased bonus accrual in compensation and employee benefits expense, and a write-down on other real estate owned, which was included in other operating expense. Year-over-year, adjusted noninterest expense was essentially flat, compared with $165.3 million in the fourth quarter of 2019.
•Amortization of tax credit and other investments totaled $12.3 million, a decrease from $17.2 million in the third quarter. Fourth quarter amortization of tax credit and other investments was lower because it included $10.7 million of recoveries related to DC Solar tax credit investments.
•The adjusted efficiency ratio4 was 39.8% in the fourth quarter, an improvement from 40.8% in the third quarter.

TAX RELATED ITEMS

Full year 2020 income tax expense was $118.0 million and the effective tax rate was 17%, compared with income tax expense of $169.9 million and an effective tax rate of 20% for the full year of 2019.
•Fourth quarter 2020 income tax expense was $49.3 million and the effective tax rate was 23%, compared with income tax expense of $36.5 million and an effective tax rate of 19% for the third quarter of 2020.
•Fourth quarter 2020 income tax expense and effective tax rate were elevated by $8.1 million related to DC Solar tax credit investments. Combined with the $10.7 million of recoveries included as part of amortization of tax credit and other investments, as noted above, the DC Solar-related items in the fourth quarter of 2020 added $2.6 million after tax, or two cents per share.

ASSET QUALITY

The allowance for loan losses (“ALLL”) totaled $620.0 million, or 1.61% of loans held-for-investment (“HFI”), as of December 31, 2020, compared with $618.3 million, or 1.65% of loans HFI, as of September 30, 2020.
1
•During the fourth quarter of 2020, we recorded a $24.3 million provision for credit losses, compared with $10.0 million for the third quarter of 2020.
•Quarter-over-quarter, the ALLL increased by $1.7 million, although the ratio of ALLL to loans HFI decreased by 4 basis points. The change in the ALLL reflects the loan growth during the quarter, an improved macroeconomic forecast, and positive trends in deferrals, delinquencies, criticized assets and other asset quality metrics.
•Fourth quarter 2020 net charge-offs were $18.8 million, or annualized 0.20% of average loans HFI, a decrease from $24.2 million, or annualized 0.26% of average loans HFI for the third quarter of 2020. A quarter-over-quarter increase in CRE charge-offs in the fourth quarter was more than offset by the quarter-over-quarter decrease in C&I charge-offs. The full year 2020 net charge-off ratio was 0.17% of average loans HFI, compared with 0.16% for full year 2019.
•Nonperforming assets were $234.9 million, or 0.45% of total assets, as of December 31, 2020, a 10% decrease from nonperforming assets of $259.9 million, or 0.52% of total assets, as of September 30, 2020. The quarter-over-quarter decrease in nonperforming assets was largely due to a decrease in C&I and CRE nonaccrual loans.

[4] See reconciliation of GAAP to non-GAAP financial measures in Table 13.

CAPITAL STRENGTH

Capital levels for East West are strong. The following table presents the regulatory capital ratios as of December 31, 2020, September 30, 2020, and December 31, 2019.

EWBC Regulatory Capital Metrics	Basel III
($ in millions)	December 31, 2020 (a)	September 30, 2020 (a)	December 31, 2019	Minimum Capital Ratio	Well Capitalized Ratio	Minimum Capital Ratio + Conservation Buffer (b)
Risk-Based Capital Ratios:
CET1 capital ratio	12.7%	12.8%	12.9%	4.5%	6.5%	7.0%
Tier 1 capital ratio	12.7%	12.8%	12.9%	6.0%	8.0%	8.5%
Total capital ratio	14.3%	14.5%	14.4%	8.0%	10.0%	10.5%
Leverage ratio	9.4%	9.8%	10.3%	4.0%	5.0%	4.0%
Risk-Weighted Assets (“RWA”) (c)	$38,533	$36,922	$35,136	N/A	N/A	N/A

N/A Not applicable.
(a)The Company has elected to use the 2020 CECL transition provision in the calculation of its December 31, 2020 and September 30, 2020 regulatory capital ratios. The Company’s December 31, 2020 regulatory capital ratios and RWA are preliminary.
(b)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus payments to executive officers.
(c)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared first quarter 2021 dividends for the Company’s common stock. The common stock cash dividend of $0.33 per share is payable on February 23, 2021 to shareholders of record on February 9, 2021. This represents a 20% increase, or 5.5 cents per share, to the quarterly common stock dividend, up from $0.275 per share previously. The new annual dividend is $1.32 per share, compared with $1.10 per share previously.

On March 3, 2020, East West’s Board of Directors authorized the repurchase of up to $500 million of East West’s common stock. In 2020, the Company repurchased $145.9 million of common stock, or 4.5 million shares, under this authorization during the first quarter. East West did not repurchase any shares during the fourth quarter of 2020 under this authorization.

Conference Call

East West will host a conference call to discuss fourth quarter and full year 2020 earnings with the public on Thursday, January 28, 2021 at 8:30 a.m. PT/11:30 a.m. ET. The public and investment community are invited to listen as management discusses fourth quarter and full year 2020 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. – (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call will be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A listen-only live broadcast of the call will also be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.
•A replay of the conference call will be available on January 28, 2021 at 11:30 a.m. Pacific Time through February 28, 2021. The replay numbers are: within the U.S. – (877) 344-7529; within Canada – (855) 669-9658; International calls – (412) 317-0088; and the replay access code is: 10150890.

About East West

East West Bancorp, Inc. is a publicly owned company with total assets of $52.2 billion and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California, operating over 120 locations in the United States and Greater China. U.S. markets include California, Georgia, Massachusetts, Nevada, New York, Texas and Washington. In Greater China, East West’s presence includes full service branches in Hong Kong, Shanghai, Shantou and Shenzhen, and representative offices in Beijing, Chongqing, Guangzhou, and Xiamen. For more information on East West, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements
Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to our current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, the impact of disease pandemics, such as the resurgences and subsequent waves of the COVID-19 pandemic, on the Company, its operations and its customers, employees and the markets in which the Company operates and in which its loans are concentrated; and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address it, which may precipitate or exacerbate one or more of the below-mentioned and/or other risks, and significantly disrupt or prevent the Company from operating its business in the ordinary course for an extended period; changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the Small Business Administration’s (“SBA”) Paycheck Protection Program, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and any similar or related rules and regulations, the Board of Governors of the Federal Reserve System (“Federal Reserve”) efforts to provide liquidity to the United States (“U.S.”) financial system, including changes in government interest rate policies, and to provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic, as well as the resulting effect of all such items on the Company’s operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; changes in the U.S. economy, including an economic slowdown or recession, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission (“SEC”), the Consumer Financial Protection Bureau (“CFPB”) and the California Department of Financial Protection and Innovation (“DFPI”) - Division of Financial Institutions, and SBA; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against other financial institutions in its banking markets; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate (“SOFR”) selected as the preferred alternative reference rate to the London Interbank Offered Rate (“LIBOR”); impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; continuing consolidation in the financial services industry; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment (“OTTI”) on securities held in the Company’s available-for-sale (“AFS”) debt securities portfolio; and impact of natural or man-made disasters or calamities, such as wildfires and earthquakes, which are particular to California, or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance. In addition to the risk factors enumerated above, the economic impact of the COVID-19 pandemic could cause actual outcomes to differ, possibly materially, from the Company’s forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond the Company’s control. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the full impact of the COVID-19 pandemic on the Company’s business. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments that are uncertain and unpredictable, including the scope, severity and duration of the pandemic and its impact on the Company’s customers, the actions taken by governmental authorities in response to the pandemic as well as its impact on global and regional economies, and the pace of recovery when the COVID-19 pandemic subsides, among others. For a more detailed discussion of some of the factors that might cause such differences, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				December 31, 2020 % or Basis Point Change
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and due from banks	$592,117	$503,376	$536,221	17.6%		10.4%
Interest-bearing cash with banks	3,425,854	4,003,565	2,724,928	(14.4)		25.7
Cash and cash equivalents	4,017,971	4,506,941	3,261,149	(10.8)		23.2
Interest-bearing deposits with banks	809,728	699,465	196,161	15.8		312.8
Assets purchased under resale agreements (“resale agreements”) (1)	1,460,000	1,210,000	860,000	20.7		69.8
Available-for-sale (“AFS”) debt securities (amortized cost of $5,470,523, $4,471,694 and $3,320,648 as of December 31, 2020, September 30, 2020 and December 31, 2019, respectively)	5,544,658	4,539,160	3,317,214	22.2		67.1
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”) stock	83,046	79,172	78,580	4.9		5.7
Loans held-for-sale (“HFS”)	1,788	4,148	434	(56.9)		312.0
Loans held-for-investment (''HFI'') (net of allowance for loan losses (2) of $619,983, $618,252 and $358,287)	37,770,972	36,818,877	34,420,252	2.6		9.7
Investments in qualified affordable housing partnerships, net	213,555	192,913	207,037	10.7		3.1
Investments in tax credit and other investments, net	266,525	254,512	254,140	4.7		4.9
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	95,460	96,092	99,973	(0.7)		(4.5)
Other assets	1,427,513	1,504,500	1,035,459	(5.1)		37.9
Total assets	$52,156,913	$50,371,477	$44,196,096	3.5%		18.0%

Liabilities and Stockholders’ Equity
Deposits	$44,862,752	$41,680,555	$37,324,259	7.6%		20.2%
Short-term borrowings	21,009	59,613	28,669	(64.8)		(26.7)
FHLB advances	652,612	657,185	745,915	(0.7)		(12.5)
Assets sold under repurchase agreements (“repurchase agreements”) (1)	300,000	348,063	200,000	(13.8)		50.0
Long-term debt and finance lease liabilities	151,739	1,579,317 (3)	152,270	(90.4)		(0.3)
Operating lease liabilities	102,830	103,673	108,083	(0.8)		(4.9)
Accrued expenses and other liabilities	796,796	816,965	619,283	(2.5)		28.7
Total liabilities	46,887,738	45,245,371	39,178,479	3.6		19.7
Stockholders’ equity (2)	5,269,175	5,126,106	5,017,617	2.8		5.0
Total liabilities and stockholders’ equity	$52,156,913	$50,371,477	$44,196,096	3.5%		18.0%

Book value per common share	$37.22	$36.22	$34.46	2.7%		8.0%
Tangible equity (4) per common share	$33.85	$32.85	$31.15	3.0		8.7
Number of common shares at period-end	141,565	141,507	145,625	0.0		(2.8)
Tangible equity to tangible assets ratio (4)	9.27%	9.32%	10.38%	(5)	bps	(111)	bps

(1)Resale and repurchase agreements are reported net when the transactions are eligible for netting under Accounting Standards Codification (“ASC”) 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. There was no netting of repurchase agreements against resale agreements as of December 31, 2020 and September 30, 2020. $250.0 million of gross repurchase agreements were eligible for netting against gross resale agreements as of December 31, 2019.
(2)On January 1, 2020, the Company adopted Accounting Standards Update (“ASU”) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments using the modified retrospective approach. We recorded $125.2 million increase to allowance for loan losses and $98.0 million after-tax decrease to opening retained earnings as of January 1, 2020.
(3)Includes $1.43 billion of advances from the Federal Reserve Paycheck Protection Program Liquidity Facility (“PPPLF”) as of September 30, 2020.
(4)See reconciliation of GAAP to non-GAAP financial measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				December 31, 2020 % Change
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”) (1)	$13,631,726	$13,305,024	$12,150,931	2.5%	12.2%
Commercial real estate (“CRE”):
CRE	11,174,611	11,037,987	10,278,448	1.2	8.7
Multifamily residential	3,033,998	3,057,274	2,856,374	(0.8)	6.2
Construction and land	599,692	578,407	628,499	3.7	(4.6)
Total CRE	14,808,301	14,673,668	13,763,321	0.9	7.6
Consumer:
Residential mortgage:
Single-family residential	8,185,953	7,785,759	7,108,590	5.1	15.2
Home equity lines of credit (“HELOCs”)	1,601,716	1,514,388	1,472,783	5.8	8.8
Total residential mortgage	9,787,669	9,300,147	8,581,373	5.2	14.1
Other consumer	163,259	158,290	282,914	3.1	(42.3)
Total loans HFI (2)	38,390,955	37,437,129	34,778,539	2.5	10.4
Loans HFS	1,788	4,148	434	(56.9)	312.0
Total loans (2)	38,392,743	37,441,277	34,778,973	2.5	10.4
Allowance for loan losses	(619,983)	(618,252)	(358,287)	0.3	73.0
Net loans (2)	$37,772,760	$36,823,025	$34,420,686	2.6	9.7

Deposits:
Noninterest-bearing demand	$16,298,301	$14,924,917	$11,080,036	9.2%	47.1%
Interest-bearing checking	6,142,193	5,731,573	5,200,755	7.2	18.1
Money market	10,740,667	9,553,574	8,711,964	12.4	23.3
Savings	2,681,242	2,401,318	2,117,196	11.7	26.6
Time deposits	9,000,349	9,069,173	10,214,308	(0.8)	(11.9)
Total deposits	$44,862,752	$41,680,555	$37,324,259	7.6%	20.2%

(1)Includes $1.57 billion and $1.77 billion of Paycheck Protection Program (“PPP”) loans as of December 31, 2020 and September 30, 2020, respectively.
(2)Includes net deferred loan fees, unearned fees, unamortized premiums and unaccreted discounts of $(58.8) million, $(67.0) million, and $(43.2) million as of December 31, 2020, September 30, 2020, and December 31, 2019, respectively. Net origination fees related to PPP loans were $(12.7) million and $(22.6) million as of December 31, 2020 and September 30, 2020, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			December 31, 2020 % Change
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income (1)	$381,348	$365,728	$467,233	4.3%	(18.4)%
Interest expense	34,767	41,598	99,014	(16.4)	(64.9)
Net interest income before provision for credit losses	346,581	324,130	368,219	6.9	(5.9)
Provision for credit losses	24,340	10,000	18,577	143.4	31.0
Net interest income after provision for credit losses	322,241	314,130	349,642	2.6	(7.8)
Noninterest income (2)	69,832	54,503	65,797	28.1	6.1
Noninterest expense (2)	178,651	172,573	196,157	3.5	(8.9)
Income before income taxes	213,422	196,060	219,282	8.9	(2.7)
Income tax expense	49,338	36,523	31,067	35.1	58.8
Net income	$164,084	$159,537	$188,215	2.9%	(12.8)%
Earnings per share (“EPS”)
- Basic	$1.16	$1.13	$1.29	2.8%	(10.3)%
- Diluted	$1.15	$1.12	$1.29	2.5	(10.5)
Weighted-average number of shares outstanding
- Basic	141,564	141,498	145,624	0.0%	(2.8)%
- Diluted	142,529	142,043	146,318	0.3	(2.6)

	Three Months Ended			December 31, 2020 % Change
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr-o-Qtr	Yr-o-Yr
Noninterest income:
Lending fees	$18,387	$18,736	$17,244	(1.9)%	6.6%
Deposit account fees	14,256	12,573	9,843	13.4	44.8
Interest rate contracts and other derivative income	12,967	5,538	17,828	134.1	(27.3)
Foreign exchange income	6,679	3,310	6,032	101.8	10.7
Wealth management fees	4,497	4,553	4,132	(1.2)	8.8
Net gains on sales of loans	3,058	361	1,068	747.1	186.3
Gains on sales of AFS debt securities	432	698	864	(38.1)	(50.0)
Other investment income (2)	3,989	5,239	5,462	(23.9)	(27.0)
Other income	5,567	3,495	3,324	59.3	67.5
Total noninterest income (2)	$69,832	$54,503	$65,797	28.1%	6.1%
Noninterest expense:
Compensation and employee benefits	$105,400	$99,756	$101,051	5.7%	4.3%
Occupancy and equipment expense	16,548	16,648	17,138	(0.6)	(3.4)
Deposit insurance premiums and regulatory assessments	3,995	4,006	3,371	(0.3)	18.5
Deposit account expense	3,501	3,113	3,749	12.5	(6.6)
Data processing	4,707	3,590	3,588	31.1	31.2
Computer software expense	7,027	8,539	7,626	(17.7)	(7.9)
Consulting expense	1,537	1,224	3,159	25.6	(51.3)
Legal expense	1,673	1,366	2,141	22.5	(21.9)
Other operating expense	22,000	17,122	24,512	28.5	(10.2)
Amortization of tax credit and other investments (2)	12,263	17,209	29,822	(28.7)	(58.9)
Total noninterest expense (2)	$178,651	$172,573	$196,157	3.5%	(8.9)%

(1)Includes $14.2 million and $7.8 million of interest income related to PPP loans for the three months ended December 31, 2020 and September 30, 2020, respectively.
(2)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior period amounts have been revised to conform with the current presentation. Includes $10.7 million in recoveries related to the Company’s investment in DC Solar for the three months ended December 31, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Year Ended		December 31, 2020 % Change
	December 31, 2020	December 31, 2019	Yr-o-Yr
Interest and dividend income (1)	$1,595,042	$1,882,300	(15.3)%
Interest expense	217,849	414,487	(47.4)
Net interest income before provision for credit losses	1,377,193	1,467,813	(6.2)
Provision for credit losses	210,653	98,685	113.5
Net interest income after provision for credit losses	1,166,540	1,369,128	(14.8)
Noninterest income (2)	235,547	222,245	6.0
Noninterest expense (2)	716,322	747,456	(4.2)
Income before income taxes	685,765	843,917	(18.7)
Income tax expense	117,968	169,882	(30.6)
Net income	$567,797	$674,035	(15.8)%
EPS
- Basic	$3.99	$4.63	(13.9)%
- Diluted	$3.97	$4.61	(13.9)
Weighted-average number of shares outstanding
- Basic	142,336	145,497	(2.2)%
- Diluted	142,991	146,179	(2.2)

	Year Ended		December 31, 2020 % Change
	December 31, 2020	December 31, 2019	Yr-o-Yr
Noninterest income:
Lending fees	$74,842	$63,670	17.5%
Deposit account fees	48,148	38,648	24.6
Interest rate contracts and other derivative income	31,685	39,865	(20.5)
Foreign exchange income	22,370	26,398	(15.3)
Wealth management fees	17,494	16,547	5.7
Net gains on sales of loans	4,501	4,035	11.5
Gains on sales of AFS debt securities	12,299	3,930	213.0
Other investment income (2)	10,641	18,117	(41.3)
Other income	13,567	11,035	22.9
Total noninterest income (2)	$235,547	$222,245	6.0%
Noninterest expense:
Compensation and employee benefits	$404,071	$401,700	0.6%
Occupancy and equipment expense	66,489	69,730	(4.6)
Deposit insurance premiums and regulatory assessments	15,128	12,928	17.0
Deposit account expense	13,530	14,175	(4.6)
Data processing	16,603	13,533	22.7
Computer software expense	29,033	26,471	9.7
Consulting expense	5,391	9,846	(45.2)
Legal expense	7,766	8,441	(8.0)
Other operating expense	79,489	92,249	(13.8)
Amortization of tax credit and other investments (2)	70,082	98,383	(28.8)
Repurchase agreements’ extinguishment cost	8,740	—	100.0
Total noninterest expense (2)	$716,322	$747,456	(4.2)%

(1)Includes $43.3 million of interest income related to PPP loans for the year ended December 31, 2020.
(2)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior period amounts have been revised to conform with the current presentation. Includes $10.7 million in recoveries related to the Company’s investment in DC Solar for the twelve months ended December 31, 2020.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			December 31, 2020 % Change		Year Ended		December 31, 2020 % Change
	December 31, 2020	September 30, 2020	December 31, 2019	Qtr-o-Qtr	Yr-o-Yr	December 31, 2020	December 31, 2019	Yr-o-Yr
Loans:
Commercial:
C&I (1)	$13,332,194	$13,235,845	$12,237,081	0.7%	8.9%	$13,074,883	$12,073,820	8.3%
CRE:
CRE	11,067,392	10,942,780	10,006,424	1.1	10.6	10,828,037	9,642,301	12.3
Multifamily residential	3,051,472	3,107,294	2,771,555	(1.8)	10.1	3,009,365	2,588,347	16.3
Construction and land	588,665	564,219	668,147	4.3	(11.9)	597,118	656,142	(9.0)
Total CRE	14,707,529	14,614,293	13,446,126	0.6	9.4	14,434,520	12,886,790	12.0
Consumer:
Residential mortgage:
Single-family residential	7,990,035	7,695,838	6,934,361	3.8	15.2	7,613,706	6,526,415	16.7
HELOCs	1,558,781	1,475,098	1,506,346	5.7	3.5	1,480,516	1,580,343	(6.3)
Total residential mortgage	9,548,816	9,170,936	8,440,707	4.1	13.1	9,094,222	8,106,758	12.2
Other consumer	137,186	139,371	286,096	(1.6)	(52.0)	195,392	305,768	(36.1)
Total loans (2)	$37,725,725	$37,160,445	$34,410,010	1.5%	9.6%	$36,799,017	$33,373,136	10.3%

Interest-earning assets	$49,703,349	$47,428,586	$42,114,123	4.8%	18.0%	$46,239,709	$40,320,804	14.7%
Total assets	$52,466,325	$50,247,259	$44,471,242	4.4%	18.0%	$48,937,793	$42,484,885	15.2%

Deposits:
Noninterest-bearing demand	$16,311,010	$14,296,475	$10,976,368	14.1%	48.6%	$13,823,152	$10,502,618	31.6%
Interest-bearing checking	6,067,849	5,663,873	5,540,300	7.1	9.5	5,357,934	5,244,867	2.2
Money market	10,626,940	9,981,704	8,592,058	6.5	23.7	9,881,284	8,220,236	20.2
Savings	2,450,980	2,259,788	2,118,911	8.5	15.7	2,234,913	2,118,060	5.5
Time deposits	8,965,337	9,008,907	10,180,922	(0.5)	(11.9)	9,465,608	9,961,289	(5.0)
Total deposits	$44,422,116	$41,210,747	$37,408,559	7.8%	18.7%	$40,762,891	$36,047,070	13.1%

Interest-bearing liabilities	$29,666,559	$29,552,756	$27,522,469	0.4%	7.8%	$28,798,277	$26,408,961	9.0%
Stockholders’ equity	$5,243,203	$5,079,351	$4,977,759	3.2%	5.3%	$5,082,186	$4,760,845	6.7%

(1)Includes average balances of PPP loans of $1.70 billion and $1.76 billion for the three months ended December 31, 2020 and September 30, 2020, respectively, and $1.24 billion for the year ended December 31, 2020.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	December 31, 2020			September 30, 2020
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,609,965	$4,458	0.32%	$4,904,394	$5,045	0.41%
Resale agreements (2)	1,257,826	4,955	1.57%	1,225,217	5,295	1.72%
AFS debt securities	5,029,820	22,914	1.81%	4,059,456	18,493	1.81%
Loans (3)	37,725,725	348,578	3.68%	37,160,445	336,542	3.60%
FHLB and FRB stock	80,013	443	2.20%	79,074	353	1.78%
Total interest-earning assets	49,703,349	381,348	3.05%	47,428,586	365,728	3.07%

Noninterest-earning assets:
Cash and due from banks	580,989			522,699
Allowance for loan losses	(618,207)			(632,216)
Other assets	2,800,194			2,928,190
Total assets	$52,466,325			$50,247,259

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,067,849	$4,218	0.28%	$5,663,873	$4,345	0.31%
Money market deposits	10,626,940	5,542	0.21%	9,981,704	6,837	0.27%
Savings deposits	2,450,980	1,655	0.27%	2,259,788	1,481	0.26%
Time deposits	8,965,337	16,727	0.74%	9,008,907	21,135	0.93%
Federal funds purchased and other short-term borrowings	47,500	276	2.31%	84,858	407	1.91%
FHLB advances	653,748	3,137	1.91%	656,906	3,146	1.91%
Repurchase agreements (2)	335,737	2,080	2.46%	317,097	2,155	2.70%
Long-term debt and finance lease liabilities	518,468	1,132	0.87%	1,579,623	2,092	0.53%
Total interest-bearing liabilities	29,666,559	34,767	0.47%	29,552,756	41,598	0.56%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,311,010			14,296,475
Accrued expenses and other liabilities	1,245,553			1,318,677
Stockholders’ equity	5,243,203			5,079,351
Total liabilities and stockholders’ equity	$52,466,325			$50,247,259

Interest rate spread			2.58%			2.51%
Net interest income and net interest margin		$346,581	2.77%		$324,130	2.72%
Adjusted net interest income and adjusted net interest margin (4)		$332,701	2.76%		$317,611	2.77%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended December 31, 2020 and September 30, 2020.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impact of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	December 31, 2020			December 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$5,609,965	$4,458	0.32%	$3,213,016	$14,598	1.80%
Resale agreements (2)	1,257,826	4,955	1.57%	863,261	5,808	2.67%
AFS debt securities	5,029,820	22,914	1.81%	3,549,376	20,460	2.29%
Loans (3)	37,725,725	348,578	3.68%	34,410,010	425,773	4.91%
FHLB and FRB stock	80,013	443	2.20%	78,460	594	3.00%
Total interest-earning assets	49,703,349	381,348	3.05%	42,114,123	467,233	4.40%

Noninterest-earning assets:
Cash and due from banks	580,989			534,326
Allowance for loan losses	(618,207)			(355,759)
Other assets	2,800,194			2,178,552
Total assets	$52,466,325			$44,471,242

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$6,067,849	$4,218	0.28%	$5,540,300	$13,589	0.97%
Money market deposits	10,626,940	5,542	0.21%	8,592,058	25,223	1.16%
Savings deposits	2,450,980	1,655	0.27%	2,118,911	2,266	0.42%
Time deposits	8,965,337	16,727	0.74%	10,180,922	47,935	1.87%
Federal funds purchased and other short-term borrowings	47,500	276	2.31%	43,313	404	3.70%
FHLB advances	653,748	3,137	1.91%	745,732	4,686	2.49%
Repurchase agreements (2)	335,737	2,080	2.46%	148,892	3,382	9.01%
Long-term debt and finance lease liabilities	518,468	1,132	0.87%	152,341	1,529	3.98%
Total interest-bearing liabilities	29,666,559	34,767	0.47%	27,522,469	99,014	1.43%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	16,311,010			10,976,368
Accrued expenses and other liabilities	1,245,553			994,646
Stockholders’ equity	5,243,203			4,977,759
Total liabilities and stockholders’ equity	$52,466,325			$44,471,242

Interest rate spread			2.58%			2.97%
Net interest income and net interest margin		$346,581	2.77%		$368,219	3.47%
Adjusted net interest income and adjusted net interest margin (4)		$332,701	2.76%		$368,219	3.47%

(1)Annualized.
(2)There was no netting of repurchase agreements against resale agreements for the three months ended December 31, 2020. Average balances of resale and repurchase agreements for the three months ended December 31, 2019 have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 1.57% and 2.50% for the three months ended December 31, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 2.46% and 4.34% for the three months ended December 31, 2020 and 2019, respectively.
(3)Includes loans HFS.
(4)Net interest income and net interest margin have been adjusted for the impact of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8

	Year Ended
	December 31, 2020			December 31, 2019
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$4,236,430	$25,175	0.59%	$3,050,954	$66,518	2.18%
Resale agreements (1)	1,101,434	21,389	1.94%	969,384	28,061	2.89%
AFS debt securities	4,023,668	82,553	2.05%	2,850,476	67,838	2.38%
Loans (2)	36,799,017	1,464,382	3.98%	33,373,136	1,717,415	5.15%
FHLB and FRB stock	79,160	1,543	1.95%	76,854	2,468	3.21%
Total interest-earning assets	46,239,709	1,595,042	3.45%	40,320,804	1,882,300	4.67%

Noninterest-earning assets:
Cash and due from banks	528,406			471,060
Allowance for loan losses	(577,560)			(330,125)
Other assets	2,747,238			2,023,146
Total assets	$48,937,793			$42,484,885

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$5,357,934	$24,213	0.45%	$5,244,867	$58,168	1.11%
Money market deposits	9,881,284	42,720	0.43%	8,220,236	111,081	1.35%
Savings deposits	2,234,913	6,398	0.29%	2,118,060	9,626	0.45%
Time deposits	9,465,608	111,411	1.18%	9,961,289	196,927	1.98%
Federal funds purchased and other short-term borrowings	108,398	1,504	1.39%	44,881	1,763	3.93%
FHLB advances	664,370	13,792	2.08%	592,257	16,697	2.82%
Repurchase agreements (1)	350,849	11,766	3.35%	74,926	13,582	18.13%
Long-term debt and finance lease liabilities	734,921	6,045	0.82%	152,445	6,643	4.36%
Total interest-bearing liabilities	28,798,277	217,849	0.76%	26,408,961	414,487	1.57%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	13,823,152			10,502,618
Accrued expenses and other liabilities	1,234,178			812,461
Stockholders’ equity	5,082,186			4,760,845
Total liabilities and stockholders’ equity	$48,937,793			$42,484,885

Interest rate spread			2.69%			3.10%
Net interest income and net interest margin		$1,377,193	2.98%		$1,467,813	3.64%
Adjusted net interest income and adjusted net interest margin (3)		$1,335,968	2.97%		$1,467,813	3.64%

(1)Average balances of resale and repurchase agreements have been reported net, pursuant to ASC 210-20-45-11, Balance Sheet Offsetting: Repurchase and Reverse Repurchase Agreements. The weighted-average yields of gross resale agreements were 1.94% and 2.66% for the year ended December 31, 2020 and 2019, respectively. The weighted-average interest rates of gross repurchase agreements were 3.25% and 4.74% for the year ended December 31, 2020 and 2019, respectively.
(2)Includes loans HFS.
(3)Net interest income and net interest margin have been adjusted for the impact of PPP loans and advances from the PPPLF. See reconciliation of GAAP to non-GAAP financial measures in Table 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)				December 31, 2020 Basis Point Change
	December 31, 2020	September 30, 2020	December 31, 2019		Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.24%	1.26%	1.68%		(2)	bps	(44)	bps
Adjusted return on average assets (2)	1.22%	1.26%	1.67%		(4)		(45)
Return on average equity	12.45%	12.50%	15.00%		(5)		(255)
Adjusted return on average equity (2)	12.26%	12.50%	14.91%		(24)		(265)
Return on average tangible equity (2)	13.77%	13.88%	16.71%		(11)		(294)
Adjusted return on average tangible equity (2)	13.56%	13.88%	16.61%		(32)		(305)
Interest rate spread	2.58%	2.51%	2.97%		7		(39)
Net interest margin	2.77%	2.72%	3.47%		5		(70)
Adjusted net interest margin (2)	2.76%	2.77%	3.47%		(1)		(71)
Average loan yield	3.68%	3.60%	4.91%		8		(123)
Adjusted average loan yield (2)	3.69%	3.70%	4.91%		(1)		(122)
Yield on average interest-earning assets	3.05%	3.07%	4.40%		(2)		(135)
Average cost of interest-bearing deposits	0.40%	0.50%	1.34%		(10)		(94)
Average cost of deposits	0.25%	0.33%	0.94%		(8)		(69)
Average cost of funds	0.30%	0.38%	1.02%		(8)		(72)
Adjusted pre-tax, pre-provision profitability ratio (2)	1.90%	1.78%	2.40%		12		(50)
Adjusted noninterest expense/average assets (2)	1.26%	1.22%	1.47%		4		(21)
Efficiency ratio	42.90%	45.58%	45.20%		(268)		(230)
Adjusted efficiency ratio (2)	39.76%	40.79%	38.08%		(103)	bps	168	bps

	Year Ended		December 31, 2020 Basis Point Change
	December 31, 2020	December 31, 2019	Yr-o-Yr
Return on average assets	1.16%	1.59%	(43)	bps
Adjusted return on average assets (2)	1.16%	1.67%	(51)
Return on average equity	11.17%	14.16%	(299)
Adjusted return on average equity (2)	11.12%	14.87%	(375)
Return on average tangible equity (2)	12.42%	15.88%	(346)
Adjusted return on average tangible equity (2)	12.37%	16.68%	(431)
Interest rate spread	2.69%	3.10%	(41)
Net interest margin	2.98%	3.64%	(66)
Adjusted net interest margin (2)	2.97%	3.64%	(67)
Average loan yield	3.98%	5.15%	(117)
Adjusted average loan yield (2)	4.00%	5.15%	(115)
Yield on average interest-earning assets	3.45%	4.67%	(122)
Average cost of interest-bearing deposits	0.69%	1.47%	(78)
Average cost of deposits	0.45%	1.04%	(59)
Average cost of funds	0.51%	1.12%	(61)
Adjusted pre-tax, pre-provision profitability ratio (2)	2.00%	2.46%	(46)
Adjusted noninterest expense/average assets (2)	1.30%	1.52%	(22)
Efficiency ratio	44.42%	44.23%	19
Adjusted efficiency ratio (2)	39.30%	38.14%	116	bps

(1)Annualized except for efficiency ratio.
(2)See reconciliation of GAAP to non-GAAP financial measures in Tables 12, 13, 14 and 15.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10
ASU 2016-13 replaced the incurred loss methodology used in calculating the allowance for loan losses with a current expected credit loss model (“CECL”). The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted for the CECL model. In addition, ASU 2016-13 introduces the concept of Purchased Credit Deteriorated (“PCD”) financial assets, which replaces purchased credit-impaired (“PCI”) assets. For PCD assets, the initial allowance for loan losses is added to the purchase price and is considered to be part of the PCD loan amortized cost basis, hence, there is no income statement impact on acquisition. This contrasts with PCI loans where allowance for loan losses only reflects losses that are incurred by the Company after the acquisition. The allowance for loan losses is evaluated each quarter and adjusted as necessary by recognizing or reversing loan loss expense. There were no PCD loans during the three months and year ended December 31, 2020.

		Three Months Ended December 31, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, September 30, 2020		$389,021	$166,810	$23,807	$10,401	$22,622	$3,273	$2,318	$618,252
Provision for (reversal of) credit losses on loans	(a)	15,041	9,415	3,606	(184)	(7,263)	(585)	(184)	19,846
Gross charge-offs		(8,759)	(12,518)	—	—	—	—	(5)	(21,282)
Gross recoveries		2,033	84	160	22	161	2	1	2,463
Total net (charge-offs) recoveries		(6,726)	(12,434)	160	22	161	2	(4)	(18,819)
Foreign currency translation adjustment		704	—	—	—	—	—	—	704
Allowance for loan losses, December 31, 2020		$398,040	$163,791	$27,573	$10,239	$15,520	$2,690	$2,130	$619,983

		Three Months Ended September 30, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, June 30, 2020		$380,723	$176,040	$25,058	$18,551	$25,314	$3,867	$2,518	$632,071
Provision for (reversal of) credit losses on loans	(a)	31,691	(8,301)	(1,916)	(8,180)	(2,692)	(637)	(76)	9,889
Gross charge-offs		(25,111)	(1,414)	—	—	—	—	(124)	(26,649)
Gross recoveries		1,218	485	665	30	—	43	—	2,441
Total net (charge-offs) recoveries		(23,893)	(929)	665	30	—	43	(124)	(24,208)
Foreign currency translation adjustment		500	—	—	—	—	—	—	500
Allowance for loan losses, September 30, 2020		$389,021	$166,810	$23,807	$10,401	$22,622	$3,273	$2,318	$618,252

		Three Months Ended December 31, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, September 30, 2019		$218,869	$37,473	$20,307	$29,171	$29,935	$5,856	$3,965	$345,576
Provision for (reversal of) credit losses on loans	(a)	30,383	1,782	1,039	(9,780)	(1,410)	(591)	(580)	20,843
Gross charge-offs		(19,898)	—	—	—	—	—	(10)	(19,908)
Gross recoveries		8,889	1,254	1,480	13	2	—	5	11,643
Total net (charge-offs) recoveries		(11,009)	1,254	1,480	13	2	—	(5)	(8,265)
Foreign currency translation adjustment		133	—	—	—	—	—	—	133
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR LOAN LOSSES & OFF-BALANCE-SHEET CREDIT EXPOSURES
($ in thousands)
(unaudited)
Table 10 (continued)

		Year Ended December 31, 2020
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287
Impact of ASU 2016-13 adoption		74,237	72,169	(8,112)	(9,889)	(3,670)	(1,798)	2,221	125,158
Allowance for loan losses, January 1, 2020		$312,613	$112,678	$14,714	$9,515	$24,857	$3,467	$5,601	$483,445
Provision for (reversal of) credit losses on loans	(a)	145,212	55,864	10,879	644	(9,922)	(605)	(3,381)	198,691
Gross charge-offs		(66,225)	(15,206)	—	—	—	(221)	(185)	(81,837)
Gross recoveries		5,428	10,455	1,980	80	585	49	95	18,672
Total net (charge-offs) recoveries		(60,797)	(4,751)	1,980	80	585	(172)	(90)	(63,165)
Foreign currency translation adjustment		1,012	—	—	—	—	—	—	1,012
Allowance for loan losses, December 31, 2020		$398,040	$163,791	$27,573	$10,239	$15,520	$2,690	$2,130	$619,983

		Year Ended December 31, 2019
		Commercial				Consumer			Total
			CRE			Residential Mortgage
		C&I	CRE	Multi-Family Residential	Construction and Land	Single-Family Residential	HELOCs	Other Consumer
Allowance for loan losses, December 31. 2018		$189,117	$40,666	$19,885	$20,290	$31,340	$5,774	$4,250	$311,322
Provision for (reversal of) credit losses on loans	(a)	109,068	(4,345)	1,085	(1,422)	(2,938)	(516)	(839)	100,093
Gross charge-offs		(73,985)	(1,021)	—	—	(11)	—	(50)	(75,067)
Gross recoveries		14,501	5,209	1,856	536	136	7	19	22,264
Total net (charge-offs) recoveries		(59,484)	4,188	1,856	536	125	7	(31)	(52,803)
Foreign currency translation adjustment		(325)	—	—	—	—	—	—	(325)
Allowance for loan losses, December 31, 2019		$238,376	$40,509	$22,826	$19,404	$28,527	$5,265	$3,380	$358,287

		Three Months Ended			Year Ended
		December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$29,083	$28,972	$13,424	$11,158	$12,566
Impact of ASU 2016-13 adoption		—	—	—	10,457	—
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	4,494	111	(2,266)	11,962	(1,408)
Allowance for unfunded credit commitments, end of period (1)		$33,577	$29,083	$11,158	$33,577	$11,158

Provision for credit losses	(a)+(b)	$24,340	$10,000	$18,577	$210,653	$98,685

(1)Included in Accrued expense and other liabilities on the Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CREDIT QUALITY
($ in thousands)
(unaudited)
Table 11
The Company adopted ASU 2016-13 using the modified retrospective approach on January 1, 2020. As a result, prior comparative periods have not been adjusted. PCI loans prior to the adoption of ASU 2016-13 were classified as PCD loans as of January 1, 2020. Nonaccrual loans as of December 31, 2020 and September 30, 2020 include all loans that are 90 or more days past due, unless the loan is well-collateralized and in the process of collection. Nonaccrual loans presented as of December 31, 2019 include only non-PCI nonaccrual loans.

Nonperforming Assets	December 31, 2020	September 30, 2020	December 31, 2019
	Total Nonaccrual loans	Total Nonaccrual loans	Non-PCI Nonaccrual Loans
Commercial:
C&I	$133,939	$145,986	$74,835
CRE:
CRE	46,546	55,996	16,441
Multifamily residential	3,668	3,728	819
Total CRE	50,214	59,724	17,260
Consumer:
Residential mortgage:
Single-family residential	16,814	15,894	14,865
HELOCs	11,696	12,395	10,742
Total residential mortgage	28,510	28,289	25,607
Other consumer	2,491	2,495	2,517
Total nonaccrual loans	215,154	236,494	120,219
Other real estate owned, net	15,824	19,504	125
Other nonperforming assets	3,890	3,890	1,167
Total nonperforming assets	$234,868	$259,888	$121,511

Credit Quality Ratios	December 31, 2020	September 30, 2020	December 31, 2019
Nonperforming assets to total assets	0.45%	0.52%	0.27%
Nonaccrual loans to loans HFI	0.56%	0.63%	0.35%
Allowance for loan losses to loans HFI	1.61%	1.65%	1.03%
Allowance for loan losses to nonaccrual loans	288.16%	261.42%	298.03%
Annualized quarterly net charge-offs to average loans HFI	0.20%	0.26%	0.10%
Annual net charge-offs to average loans HFI	0.17%	N/A	0.16%

N/A - Not applicable

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ and shares in thousands, except for per share data)
(unaudited)
Table 12
During the fourth quarter of 2020, the Company recorded $10.7 million in pre-tax recovery and $5.1 million in uncertain tax position related to the Company’s investment in DC Solar. In addition, the Company recorded a $7.0 million pre-tax impairment charge, reversed $30.1 million of certain previously claimed tax credits and recorded a $1.6 million in pre-tax recovery related to DC Solar during the first, second and fourth quarters of 2019, respectively. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended
		December 31, 2020	September 30, 2020	December 31, 2019
Net income	(a)	$164,084	$159,537	$188,215
Adjustments related to DC Solar
Less: Recoveries (2)		(10,739)	—	(1,583)
Tax effect of recoveries (3)		3,047	—	468
Add: Uncertain tax position recorded in income tax expense		5,127	—	—
Adjusted net income	(b)	$161,519	$159,537	$187,100
Diluted weighted-average number of shares outstanding		142,529	142,043	146,318
Diluted EPS		$1.15	$1.12	$1.29
Adjustments related to DC Solar
Recoveries, net of tax		(0.06)	—	(0.01)
Uncertain tax position recorded in income tax expense		0.04	—	—
Adjusted diluted EPS		$1.13	$1.12	$1.28
Average total assets	(c)	$52,466,325	$50,247,259	$44,471,242
Average stockholders’ equity	(d)	$5,243,203	$5,079,351	$4,977,759
Return on average assets (1)	(a)/(c)	1.24%	1.26%	1.68%
Adjusted return on average assets (1)	(b)/(c)	1.22%	1.26%	1.67%
Return on average equity (1)	(a)/(d)	12.45%	12.50%	15.00%
Adjusted return on average equity (1)	(b)/(d)	12.26%	12.50%	14.91%

		Year Ended
		December 31, 2020	December 31, 2019
Net income	(e)	$567,797	$674,035
Adjustments related to DC Solar
Add: Impairment charge (2)		—	6,978
Less: Recoveries (2)		(10,739)	(1,583)
Tax effect of adjustments (3)		3,047	(1,595)
Add: Reversal of certain previously claimed tax credits		—	30,104
Add: Uncertain tax position recorded in income tax expense		5,127	—
Adjusted net income	(f)	$565,232	$707,939
Diluted weighted-average number of shares outstanding		142,991	146,179
Diluted EPS		$3.97	$4.61
Adjustments related to DC Solar
Impairment charge, net of tax		—	0.03
Recoveries, net of tax		(0.06)	(0.01)
Reversal of certain previously claimed tax credits		—	0.21
Uncertain tax position recorded in income tax expense		0.04	—
Adjusted diluted EPS		$3.95	$4.84
Average total assets	(g)	$48,937,793	$42,484,885
Average stockholders’ equity	(h)	$5,082,186	$4,760,845
Return on average assets	(e)/(g)	1.16%	1.59%
Adjusted return on average assets	(f)/(g)	1.16%	1.67%
Return on average equity	(e)/(h)	11.17%	14.16%
Adjusted return on average equity	(f)/(h)	11.12%	14.87%

(1)Annualized.
(2)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(3)Applied statutory tax rates of 28.37% and 29.56% for both the three and twelve months ended December 31, 2020 and 2019, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments, the amortization of core deposit intangibles, and the extinguishment cost on repurchase agreements. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended
		December 31, 2020	September 30, 2020	December 31, 2019
Net interest income before provision for credit losses	(a)	$346,581	$324,130	$368,219
Total noninterest income (1)		69,832	54,503	65,797
Total revenue	(b)	$416,413	$378,633	$434,016

Total noninterest expense (1)	(c)	$178,651	$172,573	$196,157
Less: Amortization of tax credit and other investments (1)		(12,263)	(17,209)	(29,822)
Amortization of core deposit intangibles		(823)	(927)	(1,044)
Adjusted noninterest expense	(d)	$165,565	$154,437	$165,291
Efficiency ratio	(c)/(b)	42.90%	45.58%	45.20%
Adjusted efficiency ratio	(d)/(b)	39.76%	40.79%	38.08%
Adjusted pre-tax, pre-provision income	(b)-(d) = (e)	$250,848	$224,196	$268,725
Average total assets	(f)	$52,466,325	$50,247,259	$44,471,242
Adjusted pre-tax, pre-provision profitability ratio (2)	(e)/(f)	1.90%	1.78%	2.40%
Adjusted noninterest expense/average assets (2)	(d)/(f)	1.26%	1.22%	1.47%

		Year Ended
		December 31, 2020	December 31, 2019
Net interest income before provision for credit losses	(g)	$1,377,193	$1,467,813
Total noninterest income (1)		235,547	222,245
Total revenue	(h)	1,612,740	1,690,058

Total noninterest expense (1)	(i)	$716,322	$747,456
Less: Amortization of tax credit and other investments (1)		(70,082)	(98,383)
Amortization of core deposit intangibles		(3,634)	(4,518)
Repurchase agreements’ extinguishment cost		(8,740)	—
Adjusted noninterest expense	(j)	$633,866	$644,555
Efficiency ratio	(i)/(h)	44.42%	44.23%
Adjusted efficiency ratio	(j)/(h)	39.30%	38.14%
Adjusted pre-tax, pre-provision income	(h)-(j) = (k)	$978,874	$1,045,503
Average total assets	(l)	$48,937,793	$42,484,885
Adjusted pre-tax, pre-provision profitability ratio	(k)/(l)	2.00%	2.46%
Adjusted noninterest expense/average assets	(j)/(l)	1.30%	1.52%

(1)In the fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		December 31, 2020	September 30, 2020	December 31, 2019
Stockholders’ equity	(a)	$5,269,175	$5,126,106	$5,017,617
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(11,899)	(12,369)	(16,079)
Tangible equity	(b)	$4,791,579	$4,648,040	$4,535,841

Total assets	(c)	$52,156,913	$50,371,477	$44,196,096
Less: Goodwill		(465,697)	(465,697)	(465,697)
Other intangible assets (1)		(11,899)	(12,369)	(16,079)
Tangible assets	(d)	$51,679,317	$49,893,411	$43,714,320
Total stockholders’ equity to total assets ratio	(a)/(c)	10.10%	10.18%	11.35%
Tangible equity to tangible assets ratio	(b)/(d)	9.27%	9.32%	10.38%

Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, impairment charge, recoveries, uncertain tax position and the reversal of certain previously claimed tax credits related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		Three Months Ended						Year Ended
		December 31, 2020		September 30, 2020		December 31, 2019		December 31, 2020	December 31, 2019
Net Income		$164,084		$159,537		$188,215		$567,797	$674,035
Add: Amortization of core deposit intangibles		823		927		1,044		3,634	4,518
Amortization of mortgage servicing assets		428		450		567		1,920	2,738
Tax effect of amortization adjustments (2)		(355)		(390)		(476)		(1,575)	(2,145)
Tangible net income	(e)	$164,980		$160,524		$189,350		$571,776	$679,146
Adjustments related to DC Solar
Add: Impairment charge (3)		—		—		—		—	6,978
Less: Recoveries (3)		(10,739)		—		(1,583)		(10,739)	(1,583)
Tax effects of adjustments (2)		3,047		—		468		3,047	(1,595)
Add: Reversal of certain previously claimed tax credits		—		—		—		—	30,104
Add: Uncertain tax position recorded in income tax expense		5,127		—		—		5,127	—
Adjusted tangible net income	(f)	$162,415		$160,524		$188,235		$569,211	$713,050

Average stockholders’ equity		$5,243,203		$5,079,351		$4,977,759		$5,082,186	$4,760,845
Less: Average goodwill		(465,697)		(465,697)		(465,697)		(465,697)	(465,663)
Average other intangible assets (1)		(12,182)		(13,083)		(16,793)		(13,769)	(19,340)
Average tangible equity	(g)	$4,765,324		$4,600,571		$4,495,269		$4,602,720	$4,275,842
Return on average tangible equity	(e)/(g)	13.77%	(4)	13.88%	(4)	16.71%	(4)	12.42%	15.88%
Adjusted return on average tangible equity	(f)/(g)	13.56%	(4)	13.88%	(4)	16.61%	(4)	12.37%	16.68%

(1)Includes core deposit intangibles and mortgage servicing assets.
(2)Applied statutory tax rates of 28.37% and 29.56% for both the three and twelve months ended December 31, 2020 and 2019, respectively, and 28.35% for the three months ended September 30, 2020.
(3)Included in Amortization of tax credit and other investments on the Consolidated Statement of Income.
(4)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 15
In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. These loans are included in the Company’s C&I portfolio, have an interest rate of one percent, and are 100% guaranteed by the SBA. As of December 31, 2020, the majority of the Company’s PPP loans have a contractual term of two years. The SBA pays the Company fees for processing PPP loans in the following amounts: (i) five percent for loans of not more than $350,000; (ii) three percent for loans of more than $350,000 and less than $2,000,000; and (iii) one percent for loans of at least $2,000,000. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPPLF during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020.
Adjusted loan yield for the three months ended December 31, 2020 and September 30, 2020, and twelve months ended December 31, 2020 excludes the impact of PPP loans. Adjusted net interest margin for the three months ended December 31, 2020 and September 30, 2020, and twelve months ended December 31, 2020 excludes the impact of PPP loans and advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provides comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

		Three Months Ended						Year Ended
Yield on Average Loans		December 31, 2020		September 30, 2020		December 31, 2019		December 31, 2020	December 31, 2019
Interest income on loans	(a)	$348,578		$336,542		$425,773		$1,464,382	$1,717,415
Less: Interest income on PPP loans		(14,204)		(7,778)		—		(43,271)	—
Adjusted interest income on loans	(b)	$334,374		$328,764		$425,773		$1,421,111	$1,717,415

Average loans	(c)	$37,725,725		$37,160,445		$34,410,010		$36,799,017	$33,373,136
Less: Average PPP loans		(1,704,608)		(1,764,411)		—		(1,236,246)	—
Adjusted average loans	(d)	$36,021,117		$35,396,034		$34,410,010		$35,562,771	$33,373,136

Average loan yield	(a)/(c)	3.68%	(1)	3.60%	(1)	4.91%	(1)	3.98%	5.15%
Adjusted average loan yield	(b)/(d)	3.69%	(1)	3.70%	(1)	4.91%	(1)	4.00%	5.15%

Net Interest Margin
Net interest income	(e)	$346,581		$324,130		$368,219		$1,377,193	$1,467,813
Less: Interest income on PPP loans		(14,204)		(7,778)		—		(43,271)	—
Add: Interest expense on advances from the PPPLF		324		1,259		—		2,046	—
Adjusted net interest income	(f)	$332,701		$317,611		$368,219		$1,335,968	$1,467,813

Average interest-earning assets	(g)	$49,703,349		$47,428,586		$42,114,123		$46,239,709	$40,320,804
Less: Average PPP loans		(1,704,608)		(1,764,411)		—		(1,236,246)	—
Adjusted average interest-earning assets	(h)	$47,998,741		$45,664,175		$42,114,123		$45,003,463	$40,320,804

Net interest margin	(e)/(g)	2.77%	(1)	2.72%	(1)	3.47%	(1)	2.98%	3.64%
Adjusted net interest margin	(f)/(h)	2.76%	(1)	2.77%	(1)	3.47%	(1)	2.97%	3.64%

(1)Annualized.